                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                              The Securities Act of 1934



     Date of Report (Date of earliest event reported)      December 29, 1998
                                                        ------------------------

                          Image Guided Technologies, Inc.
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               (Exact name of registrant as specified in its charter)


          Colorado                   1-12189                84-1139082
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       (State or other             (Commission           (I.R.S. Employer
         jurisdiction              File Number)         Identification No.)
       of incorporation)


     5710-B Flatiron Parkway, Boulder, Colorado                80301
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      (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code       (303) 447-0248
                                                         -----------------------

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           (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

     On December 29, 1998, Image Guided Technologies, Inc., announced that its stock would be quoted on the OTC-electronic bulletin board and would no longer be traded on the NASDAQ SmallCap market.

     On December 30, 1998, Image Guided Technologies, Inc., announced the execution of an agreement to sell certain assets of its wholly owned subsidiary Brimfield Precision, Inc. to Brimfield Acquisition Corp., an affiliate of MedSource Technologies, Inc.

     Effective January 1, 1999, Image Guided Technologies, Inc., hired Mr. Barry
E. Reifler to serve as its Vice President and Chief Financial Officer. Mr. Reifler previously served as Vice President and Chief Financial Officer of Hunter Fan Company in Memphis, Tennessee from October 1997 to April 1998, and as Vice President and Chief Financial Officer of Microtel International, Inc. in Ontario, California from February 1996 until September 1997. Prior to that time Mr. Reifler served as Vice President, Chief Financial Officer and Chief Operating Officer of Kleer-Vu Industries, Inc. in Compton, California from 1989 until 1996.

Exhibit
Number    Description of Exhibit
------    ----------------------
 99.1     Press Release dated December 29, 1998, discussing quotation on the
          OTC-electronic bulletin board.

 99.2     Press Release dated December 30, 1998, discussing execution of
          Agreement


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Image Guided Technologies, Inc.
                                   ---------------------------------------
                                   (Registrant)


     January 8, 1999               By /s/ Barry E. Reifler
     (Date)                           ------------------------------------
                                      (Signature)
                                      Barry E. Reifler, Vice President and
                                      Chief Financial Officer